Exhibit 99.1

FOR IMMEDIATE RELEASE

Ellie Mae Reports Fourth Quarter and Full Year 2015 Results
Record Quarterly Seat Bookings of 16,200
Fiscal Year 2015 Revenue Up 57% to $253.9 Million

PLEASANTON, CA - February 11, 2016 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Revenue of $64.9 million, up 39% from $46.6 million in Q4 2014

•	Adjusted EBITDA of $17.1 million, up 34% from $12.8 million in Q4 2014

•	Net income of $4.8 million, compared to $4.3 million in Q4 2014

•	Record 16,200 SaaS Encompass® seats booked

Full Year 2015 Highlights

•	Record revenue of $253.9 million, up 57% from $161.5 million in 2014

•	Adjusted EBITDA of $74.7 million, up 62% from $46.0 million in 2014

•	Net income of $22.3 million, compared to $14.8 million in 2014

•	49,500 SaaS Encompass seats booked, up 35% in 2015

•	136,167 active Encompass users, up 25% at the end of 2015

•	Revenue per average active Encompass user of $1,996, up 24% in 2015

“Our better than expected fourth quarter performance capped an outstanding year for Ellie Mae,” said Jonathan Corr, president and CEO of Ellie Mae.  “Fourth quarter year-over-year revenue growth of 39% was driven by the continued ramp of Encompass users and adoption of our services. Total seat bookings reached an all-time high of 16,200 during the quarter and included a record 8,700 new customer seats, demonstrating our ongoing business momentum and the value of our offerings. Even with the record number of seats we booked in 2015, our new business pipeline remains very robust.”

“We have built a powerful all-in-one mortgage management platform and network that provides one system of record for lenders to originate and fund mortgages, is deeply integrated with a broad array of vendors, investors and agencies, and allows lenders to achieve loan quality, regulatory compliance and operating efficiency. Building on our successes, as we enter 2016 we plan to continue to drive growth by adding new users, introducing new services, and driving continued adoption of all our services.”

Financial Results
Total revenue for the fourth quarter of 2015 was $64.9 million, compared to $46.6 million for the fourth quarter of 2014. Net income for the fourth quarter of 2015 was $4.8 million, or $0.16 per diluted share, compared to net income of $4.3 million, or $0.14 per diluted share, for the fourth quarter of 2014.

On a non-GAAP basis, adjusted net income for the fourth quarter of 2015 was $13.5 million, or $0.44 per diluted share, compared to $11.5 million, or $0.38 per diluted share, for the fourth quarter of 2014. Adjusted EBITDA for the fourth quarter of 2015 was $17.1 million, compared to $12.8 million for the fourth quarter of 2014.

Total revenue for 2015 was $253.9 million compared to $161.5 million for 2014. Net income for 2015 was $22.3 million, or $0.72 per diluted share, compared to net income of $14.8 million, or $0.50 per diluted share, for 2014.

On a non-GAAP basis, adjusted net income for 2015 was $52.2 million, or $1.69 per diluted share, compared to $34.1 million, or $1.15 per diluted share, for 2014. Adjusted EBITDA for 2015 was $74.7 million, compared to adjusted EBITDA of $46.0 million for 2014.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Key Operating Metrics:

•	The total number of active Encompass users increased 25% year-over-year to 136,167;

•	The total number of active users of the SaaS version of Encompass increased 43% year-over-year to 121,406, or 89% of all active Encompass users; and

•	Revenue per average active Encompass user in the fourth quarter increased 10% year-over-year to $475.

First Quarter and Full Year 2016 Financial Outlook
For the first quarter of 2016, our revenue is expected to be in the range of $67.5 million to $68.5 million. Net income is expected to be $1.0 million to $1.5 million, or $0.03 to $0.05 per diluted share. Adjusted net income is expected to be in the range of $8.9 million to $9.7 million, or $0.29 to $0.31 per diluted share. Adjusted EBITDA is expected to be in the range of $14.0 million to $15.1 million.

For the full year 2016, revenue is expected to be in the range of $317.0 million to $321.0 million. Net income is expected to be $22.2 million to $24.2 million, or $0.71 to $0.76 per diluted share. Adjusted net income is expected to be in the range of $56.1 million to $59.1 million, or $1.79 to $1.86 per diluted share. Adjusted EBITDA is expected to be in the range of $90.0 million to $94.5 million.

Quarterly Conference Call
Ellie Mae will discuss its fourth quarter and full year 2015 results today, February 11, 2016, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 877-876-9177 or 785-424-1666 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through February 25, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 9605419.

Use of Non-GAAP Financial Measures
Ellie Mae (the “Company”) provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of intangible assets, impairment loss on intangible assets, and stock-based compensation expense. EBITDA consists of net income plus depreciation, amortization of intangible assets, impairment loss on intangible assets, and income tax provision, less other income, net and income tax benefit. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software, net. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, loss on impairment of intangible assets, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, and adjusted EBITDA differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income and adjusted EBITDA is included in the tables below.

Disclosure Information
Ellie Mae uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Mortgage lenders of all sizes use Ellie Mae’s Encompass® all-in-one mortgage management solution, Mavent Compliance Service, and AllRegs research, reference and education resources to improve compliance, loan quality, and efficiency across the entire mortgage lifecycle. Visit EllieMae.com or call 877.355.4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income (loss), adjusted EBITDA, and adjusted net income for the first quarter and fiscal year 2016. These statements involve known and unknown risks, uncertainties, and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of existing customer conversions and SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2014 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR Contacts:

Edgar Luce
Executive VP and CFO

Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

or

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

# # #

© 2016 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, DataTrac®, Ellie Mae Network™, Mavent®, Mortgage Returns®, Prospect Manager, Total Quality Loan™, True CRM®, TQL™ and the Ellie Mae logo are trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$34,396	$26,756
Short-term investments	48,975	49,352
Accounts receivable, net of allowances for doubtful accounts of $124 and $66 as of December 31, 2015 and December 31, 2014, respectively	28,568	20,403
Prepaid expenses and other current assets	9,874	16,021
Total current assets	121,813	112,532
Property and equipment, net	81,360	28,694
Long-term investments	55,473	58,679
Intangible assets, net	22,810	21,452
Deposits and other assets	8,888	3,425
Goodwill	74,547	65,338
Total assets	$364,891	$290,120
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,911	$6,726
Accrued and other current liabilities	37,307	16,822
Acquisition holdback, net of discount	—	522
Deferred revenue	15,864	9,729
Total current liabilities	63,082	33,799
Leases payable, net of current portion	685	443
Other long-term liabilities	10,273	2,994
Total liabilities	74,040	37,236

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 29,566,511 and 28,907,147 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	285,342	242,527
Accumulated other comprehensive loss	(257)	(95)
Retained earnings	5,763	10,449
Total stockholders’ equity	290,851	252,884
Total liabilities and stockholders’ equity	$364,891	$290,120

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenues	$64,867	$46,577	$253,937	$161,537
Cost of revenues(1)	23,555	14,720	84,208	46,283
Gross profit	41,312	31,857	169,729	115,254
Operating expenses:
Sales and marketing(1)	10,562	7,753	38,208	26,544
Research and development(1)	11,734	8,880	40,451	28,228
General and administrative(1)	14,103	11,261	57,212	39,361
Total operating expenses	36,399	27,894	135,871	94,133
Income from operations	4,913	3,963	33,858	21,121
Other income, net	180	145	619	488
Income before income taxes	5,093	4,108	34,477	21,609
Income tax provision (benefit)	271	(192)	12,219	6,786
Net income	$4,822	$4,300	$22,258	$14,823
Net income per share of common stock:
Basic	$0.16	$0.15	$0.76	$0.53
Diluted	$0.16	$0.14	$0.72	$0.50
Weighted average common shares used in computing net income per share of common stock:
Basic	29,483,605	28,457,087	29,179,352	27,858,828
Diluted	30,959,344	30,068,225	30,842,584	29,593,873

Net income	$4,822	$4,300	$22,258	$14,823
Other comprehensive income, net of taxes:
Unrealized loss on investments	(319)	(58)	(162)	(61)
Comprehensive income	$4,503	$4,242	$22,096	$14,762

(1)Includes stock-based compensation expense of the following for the periods presented:

Cost of revenues	$1,029	$514	$3,218	$1,579
Sales and marketing	779	435	2,752	1,562
Research and development	1,470	1,062	5,431	3,672
General and administrative	3,359	1,997	12,840	7,735
	$6,637	$4,008	$24,241	$14,548

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,258	$14,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,842	5,605
Provision for uncollectible accounts receivable	31	1
Amortization of intangible assets	5,180	2,779
Impairment loss on intangible assets	562	1,968
Amortization of discount related to acquisition holdback	—	36
Legal settlement	(522)	—
Stock-based compensation expense	24,241	14,548
Excess tax benefit from exercise of stock options	(11,387)	(5,852)
Loss on sale of property and equipment	97	693
Deferred income taxes	2,823	395
Amortization of investment premium	1,033	1,280
Changes in operating assets and liabilities:
Accounts receivable	(7,974)	(8,380)
Prepaid expenses and other current assets	1,381	(4,867)
Deposits and other assets	(1,985)	(1,146)
Accounts payable	290	2,675
Accrued, other current and other liabilities	34,511	13,436
Deferred revenue	5,849	2,604
Net cash provided by operating activities	87,230	40,598
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(24,768)	(6,813)
Acquisition of internal-use software	(27,608)	(13,021)
Proceeds from sale of property and equipment	58	—
Purchases of investments	(60,816)	(64,748)
Maturities of investments	63,204	57,986
Acquisitions, net of cash acquired	(16,419)	(34,641)
Net cash used in investing activities	(66,349)	(61,237)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(3,745)	(1,178)
Proceeds from issuance of common stock under employee stock plans	14,199	10,161
Payments for repurchase of common stock	(31,530)	—
Tax payments related to shares withheld for vested restricted stock units	(3,552)	(902)
Excess tax benefit from stock-based compensation	11,387	5,852
Net cash provided by (used in) financing activities	(13,241)	13,933
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,640	(6,706)
CASH AND CASH EQUIVALENTS, Beginning of period	26,756	33,462
CASH AND CASH EQUIVALENTS, End of period	$34,396	$26,756

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(UNAUDITED)
(in thousands)

	Year ended December 31,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$133	$40
Cash paid for income taxes	$104	$126
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$3,662	$921
Stock-based compensation capitalized to property and equipment	$1,126	$534
Acquisition of property and equipment under capital leases	$6,998	$1,269

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income	$4,822	$4,300	$22,258	$14,823
Depreciation	3,518	1,672	10,842	5,605
Amortization of intangible assets	1,491	1,204	5,180	2,779
Other income, net	(180)	(145)	(619)	(488)
Impairment loss on intangible assets	562	1,968	562	1,968
Income tax provision (benefit)	271	(192)	12,219	6,786
EBITDA	10,484	8,807	50,442	31,473

Stock-based compensation expense	6,637	4,008	24,241	14,548
Adjusted EBITDA	$17,121	$12,815	$74,683	$46,021

Net income	$4,822	$4,300	$22,258	$14,823
Stock-based compensation expense	6,637	4,008	24,241	14,548
Impairment loss on intangible assets	562	1,968	562	1,968
Amortization of intangible assets	1,491	1,204	5,180	2,779
Adjusted net income	$13,512	$11,480	$52,241	$34,118

Shares used to compute non-GAAP net income per share
Basic	29,483,605	28,457,087	29,179,352	27,858,828
Diluted	30,959,344	30,068,225	30,842,584	29,593,873

Adjusted net income per share
Basic	$0.46	$0.40	$1.79	$1.22
Diluted	$0.44	$0.38	$1.69	$1.15

Net cash provided by operating activities	$22,694	$15,818	$87,230	$40,598
Acquisition of property and equipment and internal-use software, net	(10,993)	(6,995)	(52,318)	(19,834)
Free cash flow	$11,701	$8,823	$34,912	$20,764

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	First Quarter 2016 Projected Range		Fiscal 2016 Projected Range
Net income	$1,000	$1,500	$22,200	$24,200

Depreciation	4,800	4,800	21,000	21,800
Amortization of intangible assets	1,500	1,500	5,800	6,100
Income tax provision/other	300	600	12,900	13,600
EBITDA	7,600	8,400	61,900	65,700

Stock-based compensation expense	6,400	6,700	28,100	28,800
Adjusted EBITDA	$14,000	$15,100	$90,000	$94,500

Net income	$1,000	$1,500	$22,200	$24,200
Stock-based compensation expense	6,400	6,700	28,100	28,800
Amortization of intangible assets	1,500	1,500	5,800	6,100
Adjusted net income	$8,900	$9,700	$56,100	$59,100

Shares used to compute non-GAAP net income per share
Basic	29,500,000	29,500,000	29,600,000	30,100,000
Diluted	31,200,000	31,200,000	31,300,000	31,800,000

Projected net income per share
Basic	$0.03	$0.05	$0.75	$0.80
Diluted	$0.03	$0.05	$0.71	$0.76

Adjusted net income per share
Basic	$0.30	$0.33	$1.90	$1.96
Diluted	$0.29	$0.31	$1.79	$1.86